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                             FORM N-6, ITEM 26(d)
                                    CONTRACTS
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                     American United Life Insurance Company
                              [One American Square
                             Indianapolis, IN 46206]

                            OVERLOAN PROTECTION RIDER

This rider is a part of the policy to which it is attached. The Policy Date of this rider is the same as the Policy Date of the policy unless otherwise stated on page 3. Should any provisions in the policy conflict with this rider, the provisions of the rider shall control.

Benefit - This rider, if the conditions below are met, provides you the option to continue your policy at a reduced Total Face Amount with no further monthly deductions.

If all the following conditions set forth herein occur while this rider is in force, upon your Written Notice you may choose to exercise this rider. Once exercised, your new Total Face Amount is set equal to the Account Value, after deduction of the Overloan Protection Rider Charge, multiplied by the Minimum Insurance Percentage shown in the Minimum Insurance Percentages Table in your policy. This will keep the policy in force subject to the Section titled Base Face Amount Coverage at and after Age 121 of the base policy.

Conditions - Exercising the Overloan Protection Rider is subject to the following terms:

     (1)  This policy must be in force for at least 15 Policy Years;

     (2)  The Insured's attained Age must be 75 or older;

     (3)  The Guideline Premium Test was chosen at the time of application;

     (4)  Partial Surrenders must equal or exceed Premiums paid;

     (5) The Total Face Amount will be equal to the Account Value, after the deduction of the Overloan Protection Rider Charge, multiplied by the Minimum Insurance Percentage shown in the Minimum Insurance Percentages table in your policy;

     (6) The amount of the outstanding loan plus accrued loan interest must exceed the Minimum Loan Indebtness Percentage shown on the Rider Specifications Page times the Cash Value, but be less than 99.9% of the Cash Value after the deduction of the Overloan Protection Rider Charge from the Account Value;

     (7)  The policy  must not be a Modified  Endowment  Contract  as defined in
          Section 7702A of the Internal Revenue code of 1986, or thereafter changed, and exercising this rider must not cause the policy to become a Modified Endowment Contract.

Overloan Protection Rider Charge - There is no charge for this rider until you exercise it. At the time it is exercised, there is a one-time charge. The Overloan Protection Rider Charge is equal to the Overloan Protection Rider Percentage multiplied by the Account Value at the time this Rider is exercised. The Overloan Protection Rider Percentage is shown on the Rider Specifications Page. There is no charge if the Rider is never exercised.

Effect on Your Policy - When you choose to exercise the Overloan Protection Rider the following changes will be made to your policy:

     (1) Your Death Benefit Option must be Option 1. If any other Death Benefit Option is in effect at the time the Overloan Protection Rider is exercised, the Death Benefit Option will be changed to Option 1 at that time;

     (2) No further changes may be made to the policy, which includes any decreases or increases of any kind;

     (3)  No further premiums will be accepted;

     (4)  Policy loans and Partial Surrenders will no longer be permitted;

     (5)  No further Monthly Deductions will be deducted;

     (6) The outstanding Loan Account will remain and the interest charged against the Loan Account will be equal to the interest rate credited to the Loan Account;

     (7) We will accept loan repayments. The value of the Loan Account and the total indebtedness will be reduced by the loan repayment. In addition, the Fixed Account will be increased by the loan repayment;

     (8) Any No-Lapse Guarantee included in the policy or by rider attached to the policy will no longer apply;

     (9) Any additional rider requiring a Monthly Deduction will automatically be terminated;

     (10) When the Overloan Protection Rider is exercised all values in the Variable Account will immediately be transferred to the Fixed Account and will continue to grow at the then current Fixed Account interest rate. Transfer fees will not be applied to these transfers; and

     (11) Transfers from the Fixed Account to the Variable Account will no longer be permitted.

LR-202                                                                     4/08

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            Signed for American United Life Insurance Company(R) by,

                                 Thomas M. Zurek


                                    Secretary



LR-202                                                                     4/08